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                                                                     EXHIBIT 5.1


                                                                October 22, 2001



Principal Financial Group, Inc.
711 High Street
Des Moines, Iowa  50392

Dear Sirs and Mesdames:

         We have acted as special counsel to Principal Financial Group, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") relating to $14,000,000 of deferred compensation obligations (the "Obligations") of the Company pursuant to The Principal Select Savings Excess Plan and The Nonqualified Defined Contribution Plan for Designated Participants (together, the "Plans").

         We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the Plans and such other corporate records, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion set forth below.

         Based on the foregoing, we are of the opinion that when the Obligations are issued in accordance with the Plans, the Obligations will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of generally applicability relating to or affecting creditors' rights. Our opinion relates to the Obligations only and we do not opine on any provisions of the Plans, their registration under the Securities Act, or other securities registered pursuant to the Registration Statement.

         We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,


                                                     /s/ Debevoise & Plimpton